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                                                                    EXHIBIT 3.27

                            AMENDMENT NO. 1 TO THE

                         AMENDED AND RESTATED BY-LAWS

                                      OF

                          KMC TELECOM HOLDINGS, INC.

                         As Amended as of July 5, 2000



                  Article III of the Amended and Restated By-Laws of KMC Telecom Holdings, Inc. was amended by the Directors on the 5th day of July, 2000, to substitute the following:

                  SECTION 1. Powers of Directors. The property, business and
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affairs of the Corporation shall be managed and controlled by its Board of
Directors. The Board may exercise all of the powers of the Corporation except such as are by law, the Certificate of Incorporation or the By-Laws conferred upon or reserved to the stockholders.

                  SECTION 2. Number and Term of Office. The number of directors
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constituting the entire Board of Directors and the term of office thereof shall be as set forth in the Amended and Restated Shareholders Agreement, dated as of October 31, 1997, among KMC Telecom Holdings, Inc., Nassau Capital Partners
L.P., NAS Partners I L.L.C., Harold N. Kamine, KMC Telecommunications L.P., AT&T Credit Corporation, General Electric Capital Corporation, CoreStates Bank, N.A. and CoreStates Holdings, Inc., as the same has been, or may hereafter be, amended (the "Amended and Restated Shareholders Agreement"). Subject to the
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terms of the Amended and Restated
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Shareholders Agreement, the number of directors shall be fixed from time to time by resolution of the Board of Directors.

                  SECTION 3. Resignations. Any director or member of a committee
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of the Board may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, and if no time is specified, at the time of its receipt by the Chairman of the Board, if one is elected, President or Secretary. The acceptance of a resignation shall not be necessary to make it effective.

                  SECTION 4. Removal. Any director or the entire Board of
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Directors may be removed either for or without cause at any time by the affirmative vote of the holders of a majority of all of the shares of stock outstanding and entitled to vote for the election of directors at any annual or special meeting of stockholders called for that purpose. Vacancies thus created may be filled at the meeting held for the purpose of removal by the affirmative vote of a majority of the stockholders entitled to vote for directors, or if not so filled, by the directors as provided in Section 5 below. The provisions of this Section 4 shall be subject to the terms of the Amended and Restated Shareholders Agreement.

                  SECTION 5. Vacancies and Newly Created Directorships.
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Vacancies in the office of any director or member of a committee of the Board of
Directors and newly created directorships may be filled by a majority vote of the remaining directors in the office. Any director so chosen shall hold office for the unexpired term of his predecessor and until his successor shall be elected and qualified or until his earlier resignation or removal. However, the directors may not fill the vacancy created by removal of a
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director by electing the director so removed. The provisions of this Section 5 shall be subject to the terms of the Amended and Restated Shareholders
Agreement.

                  SECTION 6. Place of Meeting. The Board of Directors may hold
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its meetings at such places and times as the Board of Directors from time to time shall determine.

                  SECTION 7. Regular Meetings. No notice shall be required for
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any regular meeting of the Board of Directors; however, if the time or place of any regular meeting shall be changed, notice shall be given to each Director at least two days before the meeting.

                  SECTION 8. Special Meetings. Special meetings of the Board of
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Directors shall be called by the Chairman of the Board, if one is elected, the
Chief Executive Officer or by the Secretary on the written request of any two directors and shall be held at such place as may be determined by the directors or as shall be stated in the notice of the meeting.

                  SECTION 9. Quorum. Voting and Adjournment. A majority of the
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entire Board of Directors or any committee of the Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors or committee thereof. The vote of the majority of the directors present at any meeting of the Board of Directors or committee at which a quorum is present shall be the act of the Board of Directors or committee. If at any meeting of the Board or committee there is less than a quorum present, a majority of those present may adjourn the meeting from time to time. This provisions of this Section 9 shall be subject to the terms of the Amended and Restated Shareholders Agreement.
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                  SECTION 10. Organization. The Chairman of the Board, if one is
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elected, or, in his absence or the vacancy of such office, the Chief Executive
Officer, shall preside at all meetings of the Board of Directors. In the absence of the Chairman of the Board and the CEO, a Chairman shall be elected by the Directors present. The Secretary of the Corporation shall act as Secretary of all meetings of the Directors. In the absence of the Secretary, the Chairman may appoint any person to act as Secretary of the meeting.

                  SECTION 11. Committees. The Board of Directors may, by
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resolution passed by a majority of the Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, to replace any absent or disqualified member of any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent specified by resolution of the Board, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and the affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority to amend the Certificate of Incorporation, adopt an agreement of merger or consolidation, recommend to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommend to the stockholders a dissolution of the
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Corporation or a revocation of a dissolution, or amend the By-Laws; and unless otherwise expressly provided, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. The provisions of this Section 11 shall be subject to the terms of the Amended and Restated Shareholders Agreement.

                  SECTION 12. Conference Telephone Meetings. Unless otherwise
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restricted by the Certificate of Incorporation or by the By-Laws, the members of the Board of Directors or any committee thereof, may participate in a meeting of the Board or committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

                  SECTION 13. Action Without a Meeting. Any action required or
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permitted to be taken at any meeting of the Board of Directors, or any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing.

                  SECTION 14. Compensation. Directors shall be entitled to
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receive and be paid for their services of such compensation as the Board of
Directors may determine. Any director may serve the Corporation in any other capacity as an officer, agent or otherwise, and receive compensation therefor.